EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to Registration Statement on Form S-1 (No. 333-13323) of our report dated February 29, 1996, except as to the last paragraph of Note 11, which is as of March 19, 1996, relating to the financial statements of Industrial Holdings, Inc., which appears in such Prospectus.

PRICE WATERHOUSE LLP

Houston, Texas
November 6, 1996